UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to § 240.14a-12

Xenith Bankshares, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Shareholder:

You are cordially invited to attend the 2011 annual meeting of shareholders of Xenith Bankshares, Inc. to be held at The Commonwealth Club, 401 West Franklin Street, Richmond, Virginia, on Thursday, May 5, 2011, at 10:00 a.m., Eastern Daylight Time.

At the annual meeting, you will be asked to (1) elect 11 directors to the Board of Directors to serve until the 2012 annual meeting of shareholders and until their respective successors are elected and qualified, (2) ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 and (3) transact any other business as may properly come before the annual meeting or any adjournments or postponements thereof. In addition, we will review significant accomplishments and events since our last annual meeting of shareholders.

Enclosed with this letter is a formal notice of the annual meeting, a proxy statement that more fully describes the items of business for the annual meeting and additional details regarding the annual meeting, including the methods that you can use to vote your shares, a proxy card and our 2010 Annual Report to Shareholders.

Your vote is important. I encourage you to use Internet or telephone voting, or complete, sign, date and return your proxy card prior to the annual meeting, so that your shares will be represented and voted at the annual meeting even if you cannot attend.

Sincerely,

T. Gaylon Layfield, III
President and Chief Executive Officer

April 5, 2011

XENITH BANKSHARES, INC.

One James Center

901 East Cary Street

Suite 1700

Richmond, Virginia 23219

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 2011 annual meeting of shareholders of Xenith Bankshares, Inc. will be held at The Commonwealth Club, 401 West Franklin Street, Richmond, Virginia, on Thursday, May 5, 2011, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect as directors the 11 nominees named in the accompanying proxy statement to the Board of Directors to serve until the 2012 annual meeting of shareholders and until their respective successors are elected and qualified.

2.	To ratify the appointment of Grant Thornton LLP as our registered independent accounting firm for the fiscal year ending December 31, 2011.

3.	To transact any other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on March 25, 2011 are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.

By Order of the Board of Directors
Ronald E. Davis Corporate Secretary

April 5, 2011

We encourage each shareholder to use Internet or telephone voting. You may also vote by completing, signing, dating and returning the enclosed proxy card. See “Questions and Answers about the Annual Meeting” in the accompanying proxy statement for information about how to vote your shares. Shareholders attending the annual meeting may personally vote on all matters that are considered, in which event their previously given voting instructions will be revoked.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

XENITH BANKSHARES, INC.

TO BE HELD MAY 5, 2010

APPROXIMATE DATE OF MAILING – APRIL 5, 2011

This proxy statement sets forth certain information with respect to the accompanying proxy to be used at the annual meeting of shareholders of Xenith Bankshares, Inc., or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors has designated The Commonwealth Club, 401 West Franklin Street, Richmond, Virginia as the location of the annual meeting. You may obtain directions to the annual meeting by contacting our offices at (804) 433-2200. The annual meeting will be called to order at 10:00 a.m., Eastern Daylight Time, on Thursday, May 5, 2011.

The Board of Directors of Xenith Bankshares, Inc., referred to herein as the Board of Directors or the Board, solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, references in the proxy statement to “Xenith Bankshares,” “we,” “us” or “our” are to Xenith Bankshares, Inc.

Our 2010 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, collectively referred to herein as our 2010 annual report, accompanies this proxy statement. Our 2010 annual report is not incorporated into this proxy statement and is not to be considered a part of this proxy statement or soliciting materials.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is asking for my vote and why am I receiving this document?

A:	The Board of Directors asks that you vote on the matters listed in the Notice of Annual Meeting, which are more fully described in this proxy statement.

We are providing this proxy statement and related proxy card to our shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting. A proxy card, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with those instructions.

Q:	Who is entitled to vote?

A:	You may vote if you owned shares of our common stock on March 25, 2011, the date established by the Board of Directors under Virginia law for determining shareholders entitled to notice of and to vote at the annual meeting. On the record date, there were 5,846,928 shares of our common stock outstanding. Each share of our common stock is entitled to one vote.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document also is called a proxy or a proxy card. T. Gaylon Layfield, III, Malcolm S. McDonald and Scott A. Reed have been designated as proxies or proxy holders for the annual meeting. Proxy cards duly executed and received by our Corporate Secretary prior to the annual meeting and not revoked will be voted in accordance with any specific instructions included therein.

Q:	What is a voting instruction?

A:	A voting instruction is the instruction card you receive from your bank, broker or its nominee if you hold your shares of our common stock in street name. The instruction card instructs you how to direct your bank, broker or its nominee, as record holder, to vote your shares of our common stock.

Q:	What am I voting on at the annual meeting?

A:	You will be voting on the following matters at the annual meeting:

•

Election of the 11 nominees set forth in this proxy statement to the Board of Directors to serve until our 2012 annual meeting of shareholders and until their respective successors are elected and qualified.

•	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

•	Any other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Q:	How many votes must be present to hold the annual meeting?

A:	In order for the annual meeting to be conducted, at least a majority of the outstanding shares of our common stock as of the record date must be present in person or represented by proxy at the annual meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a bank, broker or its nominee that are voted on any matter, referred to herein as broker shares, are included in determining the number of votes present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Q:	What vote is needed to elect directors?

A:	The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of our common stock voted in the election of directors.

Q:	What vote is needed to ratify the appointment of Grant Thornton LLP?

A:	The ratification of the appointment of Grant Thornton LLP requires that the votes cast “FOR” the ratification exceed the number of votes cast “AGAINST” the ratification.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board of Directors recommends that shareholders vote “FOR” all of the nominees for director and “FOR” the ratification of the appointment of Grant Thornton LLP.

Q:	How do I vote?

A:	Registered shareholders (shareholders who hold shares of our common stock registered in their own name with our transfer agent, Registrar and Transfer Company, as opposed to through a bank, broker or other nominee) may vote:

(1)	over the Internet by accessing the web page http://www.rtcoproxy.com/6758 and following the on-screen instructions;

(2)	by telephone (touch-tone phones only) by calling toll-free 1-(866) 804-3299 and following the instructions;

(3)	by completing, signing, dating and returning the enclosed proxy card promptly in the enclosed postage-paid envelope; or

(4)	in person at the annual meeting.

Shareholders are urged to vote over the Internet or by telephone.

Shareholders who hold shares of our common stock through banks, brokers or other nominees, referred to herein as street name shareholders, who wish to vote at the annual meeting should be provided voting instructions from the institution that holds their shares. If this has not occurred, please contact the institution that holds your shares. Street name shareholders may also be eligible to vote their shares over the Internet or by telephone by following the voting instructions provided by the bank, broker or other nominee that holds the shares, using either the Internet address or the toll-free telephone number or provided on the voting instruction card (if the bank, broker, or other nominee provides these voting methods). Otherwise, please complete, sign and date the voting instruction card and return it promptly in the enclosed postage-paid envelope.

Q:	Can I attend the annual meeting?

A:	The annual meeting is open to all holders of our common stock as of the record date, March 25, 2011. You may vote by attending the annual meeting and voting in person. Even if you plan to attend the annual meeting, however, we encourage you to vote your shares by proxy. We will not permit cameras, recording devices and other electronic devices at the annual meeting.

Q:	Can I change or revoke my vote?

A.	Any shareholder giving a proxy may change or revoke it at any time before it is voted at the annual meeting.

If you are a shareholder of record, you may change or revoke your proxy by (1) voting over the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), (2) timely delivering a later dated proxy or a written notice of revocation to our Corporate Secretary at the address listed under “Shareholder Proposals” on page 27 of this proxy statement, or (3) attending the annual meeting and voting in person. Your attendance at the annual meeting will not itself revoke a proxy.

If you are a street name shareholder, you must follow the instructions found on the voting instruction card provided by the bank, broker or other nominee, or contact your bank, broker or other nominee in order to change or revoke your previously given voting instructions.

Q:	How will my shares be voted if I do not specify a choice with respect to each proposal?

A:	Shareholders should specify their choice for each matter as provided on the Internet, by telephone or on the enclosed proxy card. If you indicate when voting over the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or if you sign, date and return the enclosed proxy card without giving specific voting instructions, then the proxy holders will vote your shares “FOR” the election of all nominees for director, “FOR” the ratification of the appointment of Grant Thornton LLP and according to the discretion of the proxy holders on any other business that may properly come before the annual meeting or at any adjournments or postponements thereof.

As to any other business that may properly come before the annual meeting, the persons named in the enclosed proxy card will vote the shares of our common stock represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders’ discretion. The Board of Directors does not presently know of any other such business.

Q:	How will my shares be voted if I do not provide my proxy?

A:	It will depend on how your ownership of shares of our common stock is registered. If you own your shares as a registered holder, which means that your shares of our common stock are registered in your name with Registrar and Transfer Company, our transfer agent, your shares will only be voted if you submit your vote over the Internet or by telephone or if you return a signed proxy card from you (unless you attend and vote your shares at the annual meeting). Otherwise, your shares will not be represented at the annual meeting and will not count toward the quorum requirement, which is explained under “— How many votes must be present to hold the annual meeting?” above, unless you attend the annual meeting to vote them in person.

If you are a street name shareholder, your bank, broker or other nominee may or may not vote your shares if you have not provided voting instructions to the bank, broker or its nominee. Whether the bank, broker or other nominee may vote your shares depends on the proposals before the annual meeting. Under the rules of the New York Stock Exchange, which govern brokers, brokers may vote your shares in its discretion on “routine matters.” The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm is a routine matter for which brokerage firms may vote on behalf of their clients if no voting instructions are provided.

The rules of the New York Stock Exchange, however, do not permit your bank, broker or other nominee to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to that proposal, your bank, broker or other nominee cannot vote your shares on that proposal. This is called a “broker non-vote.” The election of the director nominees to the Board of Directors is not a routine matter and, if your bank, broker or other nominee has not received your voting instructions with respect to this proposal, your bank, broker or other nominee cannot vote your shares on this proposal.

Q:	How are abstentions and broker non-votes counted?

A:	Abstentions and broker non-votes and, with respect to the election of directors only, withheld votes, will not be included in the vote totals for the election of directors or the ratification of the appointment of Grant Thornton LLP and will not affect the outcome of the vote for these proposals.

Q:	What does it mean if I receive more than one proxy card or voting instruction card?

A:	If you receive more than one proxy card, it means you have multiple accounts with our transfer agent, Registrar and Transfer Company, or with one or more brokerage firms. To vote all your shares, you will need to sign and return all proxy cards or voting instruction cards. We encourage you to consolidate your accounts with the same name and address with Registrar and Transfer Company or your broker in a single account whenever possible. For additional information, please contact our transfer agent at the contact information listed under “— What if I have questions for Xenith Bankshares’ transfer agent?” below.

Q:	What if I have questions for Xenith Bankshares’ transfer agent?

A:	You can contact our transfer agent directly with questions concerning stock certificates (including how you may exchange share certificates that refer to SuffolkFirst Bank or First Bankshares, Inc., referred to herein as First Bankshares, for share certificates that refer to Xenith Bankshares), transfer of ownership or other matters relevant to your Xenith Bankshares shareholder account at:

Registrar and Transfer Company

10 Commerce Drive, Cranford, New Jersey 07016

Phone number: (800) 368-5948

Facsimile number: (908) 497-2318

email: info@rtco.com

Q:	Who pays for the solicitation of proxies?

A:	We will pay for the cost of the solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation material to beneficial owners of shares of our common stock held of record by those persons, and we may reimburse them for reasonable transaction and clerical expenses. In addition to the use of the mails, proxies may be solicited personally or by telephone, facsimile or other means of communication by our officers and regular employees. These persons will receive no additional compensation for these services, but will be reimbursed for any expenses incurred by them in connection with these services.

Q:	Where can I find the corporate governance materials?

A:	Our Corporate Governance Guidelines, including our independence standards for members of the Board of Directors, Code of Business Conduct and Ethics and the charters of the Audit and Compliance Committee and Governance and Compensation Committee are available at www.xenithbank.com under “Corporate Governance” under “Investor Relations” under “About Us.”

Q:	How do I communicate with the Board of Directors?

A:	Shareholders and other interested parties who wish to communicate with the Board of Directors may do so by writing the Chairman of the Board of Directors, Xenith Bankshares, Inc., One James Center, 901 East Cary Street, Suite 1700, Richmond, Virginia 23219. The Board of Directors has adopted procedures for the handling of communications from shareholders and other interested parties to the Board of Directors, any Board committee or specified individual directors, including the non-management or independent directors, individually or as a group, and have directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board of Directors are to be forwarded to the Chairman of the Board. The Chairman is responsible for determining whether further distribution is appropriate and, if so, whether to the full Board of Directors or one or more individual Board members. Communications that relate to matters that are within the responsibility of one of the Board committees are to be forwarded to the chairman of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate member of management. Solicitations, junk mail and obviously frivolous or inappropriate communications are not forwarded, but are made available to any director who wishes to review them.

Q:	Will Xenith Bankshares’ directors be present at the annual meeting?

A:	We have not adopted a formal policy on Board members’ attendance at our annual meetings of shareholders, although all Board members are encouraged to attend. All of the members of the Board of Directors who were directors at that time attended the annual meeting in 2010.

Q:	How may I obtain the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and other financial information for Xenith Bankshares?

A:	We have enclosed a copy of our 2010 annual report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR ANNUAL

MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2011

This proxy statement and the 2010 annual report are available at www.xenithbank.com under “SEC & Other Filings Documents” under “Investor Relations” under “About Us.”

Shareholders may request additional copies of the 2010 annual report, without charge, from:

Xenith Bankshares, Inc.

Attention: Thomas W. Osgood

One James Center

901 East Cary Street

Suite 1700

Richmond, Virginia 23219

(804) 433-2200

We will deliver a list of exhibits to the 2010 Form 10-K, showing the cost of each, with the copy of the 2010 Form 10-K. We will provide any of the exhibits upon payment of the charge noted on the list. Exhibits to the 2010 Form 10-K are also available on the Securities and Exchange Commission’s, referred to herein as the SEC, website at www.sec.gov.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for the Board of Directors

Under our bylaws, the Board of Directors will have a minimum of eight directors and a maximum of 20 directors. The Board of Directors currently consists of 11 directors.

The 11 persons named below have been nominated to serve as directors until our 2012 annual meeting of shareholders and until their respective successors are elected and qualified. Each of the nominees currently serves as a director with a term of office expiring at the 2011 annual meeting and until the election and qualification of their respective successors. The Board of Directors believes that each of these nominees will be available and able to serve as a director, but if any of these persons should not be available or able to serve, the proxy holders may exercise discretionary authority to vote for a substitute proposed by the Board of Directors.

Set forth below is certain information about the nominees for election to the Board of Directors as of February 28, 2011, including the experiences, qualifications, attributes or skills that caused the Governance and Compensation Committee and the Board of Directors to determine that the person should serve as a director.

Larry L. Felton

Mr. Felton, age 65, is retired. From 1970 until retirement in 2004, Mr. Felton was employed by Angus I. Hines, Inc., a petroleum distributor and convenience store chain in Virginia where Mr. Felton served as Chief Operating Officer, Vice-President-Finance and Administration, and Treasurer. Mr. Felton was one of the founding directors of SuffolkFirst Bank (now known as Xenith Bank) and its parent bank holding company, First Bankshares (now Xenith Bankshares, Inc.). He was a former director of James River Bank/Colonial (formerly Bank of Suffolk), and served on the audit committee of that bank’s holding company, James River Bankshares, Inc., which was purchased by First Virginia Bank in June 2001. Mr. Felton has been a director of Western Branch Metals, LC, a distributor of steel boat shafts since 1995.

Mr. Felton has experience operating and managing businesses similar to the types of businesses we are targeting for our banking business and corporate governance experience from his past board service.

Palmer P. Garson

Ms. Garson, age 54, has been Managing Director of Cary Street Partners, LLC, a wealth management and investment banking company, since October 2007. Prior to joining Cary Street Partners, Ms. Garson was a co-founder and Managing Partner of Jefferson Capital Partners, a private equity firm focused on providing growth financing to well managed, late stage, rapidly growing companies, primarily in the consumer, business services, education, health care and selected information technology industries, from 1989 to 2007. Prior to co-founding Jefferson Capital Group, Ltd. in 1989, Ms. Garson developed extensive corporate finance and investment banking experience while working for A.G. Edwards from 1987 to 1989, for Morgan Stanley & Co. from 1983 to 1986, and for Mellon Bank from 1979 to 1981. Ms. Garson’s primary focus as an investment banker was in the field of mergers and acquisitions. Ms. Garson currently serves on the boards of directors of several Jefferson Capital Partners portfolio companies.

Ms. Garson has vast corporate finance experience with several industries and extensive board experience from her past board service.

Patrick D. Hanley

Mr. Hanley, age 66, has served as Chief Executive Officer of Gallium Technologies, LLC, a company that designs accounts receivable collection software, since August 2009. Prior to his work with Gallium Technologies, LLC, Mr. Hanley served as Senior Vice President-Finance and Accounting of UPS Ground Freight, Inc., formerly Overnite Corporation, a truckload and less-than-truckload carrier and wholly-owned subsidiary of United Parcel

Service, Inc., from August 2005 to October 2007, also having previously served as Director, Senior Vice President and Chief Financial Officer of Overnite Corporation from October 2003 through July 2005. Mr. Hanley serves on the board of directors of NewMarket Corporation (NYSE: NEU), where he serves on the audit committee and as chairman of the nominating and corporate governance committee.

Mr. Hanley has extensive knowledge on the management of public companies and significant accounting, finance and SEC reporting experience.

Peter C. Jackson

Mr. Jackson, age 50, has been President of Jackson Real Estate, a family owned and operated real estate business, and a director of Western Branch Metals, LC since 1999. From 1992 to 1999, Mr. Jackson was a Vice President at James River Bank/Colonial (formerly Bank of Suffolk), a subsidiary of James River Bankshares, Inc., which was purchased by First Virginia Bank in June 2001. Mr. Jackson was one of the founding directors of SuffolkFirst Bank (now known as Xenith Bank).

Mr. Jackson has significant experience in the management of banks and public bank holding companies, including through his past board service, and knowledge of the Hampton Roads real estate markets, especially the Suffolk real estate market.

Brian D. Jones

Mr. Jones, age 44, is a principal and founding partner of BankCap Partners Fund I, L.P., referred to herein as BankCap Partners Fund, a private equity firm that focuses on early stage banks across the United States. Most recently, BankCap Partners Fund was involved in the formation of Atlantic Capital Bank, an Atlanta-based commercial bank that opened in 2007 with over $125 million in equity capital (making it the largest bank start-up in U.S. history). Mr. Jones currently serves as a director of Atlantic Capital Bank.

Mr. Jones has over 19 years of financial institutions and investment banking experience. Prior to starting BankCap Partners Fund in 2005, he served as Executive Vice President and Managing Director of Carreker Corporation, a publicly-traded bank-focused financial technology company, in charge of Strategy and Mergers and Acquisitions from 2002 to 2003. From 1989 to 2002, Mr. Jones worked for Bear, Stearns & Co. Inc. in Los Angeles, New York and Dallas where, in his last position, he served as Senior Managing Director in its Investment Banking Group, as head of the Financial Institutions Group in its Dallas office and as a leader of its global commercial banking practice. He began his career at Touche Ross, a former accounting firm that merged with Deloitte in 1989 (now Deloitte & Touche LLP), where he served from 1988 to 1989.

Mr. Jones has significant experience in financial institutions, investment banking and strategic transactions.

T. Gaylon Layfield, III

Mr. Layfield, age 59, currently serves as President and Chief Executive Officer of both Xenith Bankshares and Xenith Bank. He is the former President of Timber Resource Management, L.L.C., a privately held timber investment management organization, having previously served in various increasing roles of responsibility with Signet Banking Corporation, or Signet, a $12 billion bank holding company that was acquired by First Union Corporation (now Wells Fargo & Company) from 1975 until Signet’s acquisition in November 1997. From December 1996 to November 1997, Mr. Layfield was President and Chief Operating Officer of Signet and served on Signet’s board of directors, its management committee, its asset and liability committee and its credit policy committee. Mr. Layfield served as Senior Executive Vice President and on Signet’s management and senior credit committees from 1988 to 1996. From 1991 until 1996, Mr. Layfield was responsible for Signet’s Consumer Banking, which included the branch delivery system, Signet Financial Services, Signet Mortgage Company, Educational Funding, Telephone Banking Center, Trust/Affluent and Small Business banking, having previously been head of Signet’s commercial line of business from 1987 to 1991. Mr. Layfield served as Signet’s Executive Vice President from 1986 to 1988, Regional Executive Officer of Signet’s Hampton Roads Region from 1983 to 1986, officer-in-charge of Signet’s National/International division from 1982 to 1983 and officer-in-charge of Commercial Lending for Signet’s Capital Division from 1980 to 1982. He joined Signet in 1975 as an international credit analyst and for the next five years, he held various positions in the International Division, including officer-in-charge of Business Development.

Mr. Layfield has extensive executive bank management and public bank holding company experience, as well as a wealth of knowledge about the mid-Atlantic region business and banking environment.

Malcolm S. McDonald

Mr. McDonald, age 72, currently serves as Chairman of the Board of Directors. He is retired, having previously served as chairman and chief executive officer of Signet from 1997 until Signet’s acquisition by First Union Corporation (now Wells Fargo & Company) in November 1997. After the consolidation of Signet and First Union Corporation in 1997, he remained with First Union Corporation for six months to help ensure a successful transition and retired as an officer from First Union Corporation in 1998. In 1999, he retired from the board of directors of First Union Corporation. He joined Signet in 1970 and rose through various positions to become President in 1990, an office which he held until 1996, and chairman of Signet’s board of directors in 1997. He began his career at Irving Trust Company in New York, where he worked for 10 years.

Mr. McDonald currently serves on the board of NCH Healthcare Foundation. He was a member of the Bankers Roundtable and a member of its board of directors, and a member and past President of the Virginia Bankers Association. He also served as a member of the USA Board of MasterCard International.

Mr. McDonald has an extensive background in executive bank management, bank lending, bank asset and liability management and strong corporate governance skills through his public bank holding company experience.

Robert J. Merrick

Mr. Merrick, age 65, is retired, having formerly served as the Chief Investment Officer of MCG Capital Corporation, a business development company (NASDAQ: MCGC), from 1998 until June 2009. Mr. Merrick was also on MCG’s board of directors where he served as chairman of the investment committee, a member of the enterprise risk committee and a member of the credit committee until his resignation on June 17, 2009.

Mr. Merrick started his banking career in 1967 with Chemical Bank, served in the United States Army from 1968 through 1971 and worked for American Security Bank from 1971 to 1976. Mr. Merrick joined Bank of Virginia, a predecessor to Signet, in 1976 and rose to the office of Executive Vice President and Chief Credit Officer for Signet from 1985 to 1997. In that role, he was responsible for all credit extensions within the bank and bank holding company. He was the chairman of Signet’s credit policy committee and a member of the asset and liability, management, safety and soundness, and administrative committees. Mr. Merrick was a director of CRIIMI MAE from 1998 to 2004 and a director of the Bank of Richmond from 2004 to 2007, chairman of its credit committee and a member of its asset and liability and executive committees.

Mr. Merrick has extensive banking, corporate finance, senior executive credit and risk management experience.

Scott A. Reed

Mr. Reed, age 40, is a principal and founding partner of BankCap Partners Fund. Before founding BankCap Partners Fund in 2005, Mr. Reed had a diverse career that included derivatives trading, consulting, investment banking, and corporate strategy and planning. Most recently, Mr. Reed served in a number of roles culminating as Senior Vice President at Carreker Corporation from 2002 to 2004. From 2000 to 2002, Mr. Reed worked in the Financial Institutions Group at Bear, Stearns & Co. Inc., where he focused on mergers and acquisitions and capital market transactions. Prior to joining Bear, Stearns & Co. Inc., Mr. Reed worked from 1998 to 2000 for Bain & Company, a management consulting company, where he focused on corporate strategy formation and implementation for numerous Fortune 100 companies. Mr. Reed started his career as an options trader for Swiss Bank Corporation, where he managed a diverse portfolio while working on the Pacific Stock Exchange in San Francisco. Mr. Reed currently serves as a director of Xenith Bank and on the advisory board of the Commerce School at the University of Virginia.

Mr. Reed has a strong corporate business background and significant experience in financial institutions, investment banking and strategic transactions.

Mark B. Sisisky

Mr. Sisisky, age 60, is a Managing Director of Caprin Asset Management, a registered investment advisor specializing in the management of fixed income portfolios. Prior to joining Caprin in August 2002, Mr. Sisisky served for 14 years as President and Chief Executive Officer of Lee Distributing Co., Inc., an Anheuser-Busch wholesaler, serving Southside Virginia. Mr. Sisisky sold Lee Distributing in April 2001. In addition to his duties with Caprin, Mr. Sisisky serves as Managing Partner and Chief Investment Officer of New Dominion of Virginia LC, an active investment partnership.

In August 2002, former Virginia Governor Mark Warner appointed Mr. Sisisky to the steering committee of the Economic Development Strategic Planning Task Force—One Virginia / One Future. Also, Mr. Sisisky has been appointed by four Virginia governors to the Virginia-Israel Partnership and Advisory Board. In January 2008, Mr. Sisisky was elected to serve on The Board of Governors for The Community Foundation Serving Richmond and Central Virginia.

Mr. Sisisky has extensive experience operating and managing businesses and investment portfolio and risk management, as well as substantial corporate governance experience from his past board service.

James E. Turner, Jr.

Mr. Turner, age 76, is retired, having previously served as President and Chief Operations Officer of General Dynamics, Falls Church, Virginia. Mr. Turner was one of the founding directors of SuffolkFirst Bank (now known as Xenith Bank) and its parent holding company, First Bankshares (now Xenith Bankshares).

Mr. Turner is a member of the Virginia Tech Foundation Board. He also served on the Virginia Tech Board of Visitors for eight years, and was Rector for five years. Mr. Turner is chairman of the board of Western Branch Metals, LC, and is a member of the board of trustees of The Mariner’s Museum. He also serves on the board of directors of Nansemond-Suffolk Academy, and is a member of the North Suffolk Rotary Club. In 1996, Mr. Turner was honored by being inducted into the National Academy of Engineering.

Mr. Turner has extensive executive management experience and substantial corporate governance experience from his past board service.

The Board of Directors recommends that shareholders vote “FOR” all of the nominees listed above.

Board of Directors

We are managed under the direction of the Board of Directors, which has adopted Corporate Governance Guidelines to set forth certain corporate governance policies. The Corporate Governance Guidelines are available as specified under “Questions and Answers for Annual Meeting—Where can I find the corporate governance materials?” above.

Independence of Directors

The Board of Directors has affirmatively determined that Ms. Garson and Messrs. Felton, Hanley, Jackson, McDonald, Merrick, Sisisky and Turner are “independent” directors within the NASDAQ Stock Market listing standards and the independence standards of our Corporate Governance Guidelines, which are attached as Exhibit A to our Corporate Governance Guidelines, which are available as specified under “Questions and Answers for Annual Meeting —Where can I find the corporate governance materials?” above. For a director to be considered independent, the Board of Directors must determine that the director does not have a relationship with Xenith Bankshares that would interfere with the exercise of judgment in carrying out the responsibilities of a director. The Board of Directors has established guidelines to assist it in determining director independence, which are included in our Corporate Governance Guidelines and conform to the independence requirements in the NASDAQ Stock Market listing standards.

As set forth in our Corporate Governance Guidelines, in order for a director to be considered “independent” by the Board of Directors, he or she must not (1) be employed by us or any of our subsidiaries in the past three years, (2) have accepted payments from us or any parent or subsidiary of us in excess of $120,000 during any period in the past 12 consecutive months, with certain exceptions, or have a family member who accepted the same, (3) be a family member of an individual who is employed by us or any of our subsidiaries as an executive officer in the past three years, (4) be, or have a family member who is, a partner in, a controlling shareholder of or an executive officer of any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, with certain exceptions, (5) be one of our directors who is, or have a family member who is, employed as an executive officer of another entity where at any time during the past three years any of our executive officers served on the compensation committee of the other entity, or (6) be, or have a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years. As used above, “family member” refers to a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in any these persons’ homes.

Board Leadership Structure

We have no policy with respect to the separation of the offices of the Chairman of the Board and the Chief Executive Officer; however, the Board of Directors has determined that having an independent director serve as Chairman of the Board is in the best interest of Xenith Bankshares and our shareholders at this time. In today’s challenging economic and regulatory environment, the chief executive officer is required to devote substantial time, effort and energy to his or her position and directors are required to devote substantial time, effort and energy to successfully navigate a variety of issues and guide the policies and practices of the companies they oversee. We believe that this structure allows our Chief Executive Officer, Mr. Layfield, to focus his time and energy running the day-to-day operations and allows our Chairman, Mr. McDonald, to lead the Board of Directors in its fundamental role of providing independent oversight of and advice to management. We believe that Messrs. Layfield and McDonald have an excellent working relationship and open lines of communication. We also believe that this structure ensures a greater role for the independent directors in the oversight of Xenith Bankshares and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors. The Board believes its administration of its risk oversight function has been enhanced by this leadership structure.

At any time the Chairman of the Board is not independent, our Corporate Governance Guidelines require that the Board also designate a lead independent director to preside over executive sessions of our independent directors and to facilitate information flow and communication between the directors and the Chairman.

Board of Directors Meetings

During calendar year 2010, the Board of Directors held 13 meetings. During 2010, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during 2010 while he or she was a member of the Board of Directors and (2) the total number of meetings of all committees of the Board on which the director then served, except for Mr. Sisisky.

Meetings of Independent Directors

To ensure free and open communication among the independent directors of the Board of Directors, each fiscal year the independent directors hold one or more regularly scheduled executive sessions without non-independent directors or management present, at times and for any purpose the independent directors consider appropriate. The Chairman of the Board chairs all meetings of the independent directors and, in his absence, or if the Chairman of the

Board is not independent, the independent directors will select another chair for the meeting. These meetings may be scheduled to coincide with the dates of regular Board meetings. The independent directors may invite our independent registered public accounting firm, legal counsel, other consultants or advisors, finance staff and other employees to attend portions of these meetings. To the extent determined appropriate by the Board of Directors, the independent directors may also meet in executive session with non-employee directors who are not independent under the NASDAQ listing standards, so long as the independent directors meet separately in executive session at least once per year.

Board’s Role in Risk Oversight

We face a number of risks, including interest rate risk, financial and credit risks associated with our loan portfolio and investments, and regulatory risks. Management is responsible for the day-to-day management of risks we face, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board of Directors believes that establishing the right “tone at the top” and maintaining full and open communication between management and the Board of Directors are essential for effective risk management and oversight. Our Chairman meets regularly with our Chief Executive Officer and other senior officers to discuss strategy and risks facing the company. Senior management attends the Board’s monthly meetings and is available to address any questions or concerns raised by the Board of Directors on risk management-related and any other matters. The Board of Directors regularly receives presentations from senior management on strategic matters involving our operations. The Board of Directors holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the company.

While the Board of Directors is ultimately responsible for risk oversight at our company, various Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk, as provided in their respective charters. In particular, our Audit and Compliance Committee focuses on risks associated with accounting and financial exposures, internal controls and compliance with legal and regulatory requirements. The Governance and Compensation Committee oversees risks associated with our Corporate Governance Guidelines, compliance with listing standards for independent directors and our executive compensation policies and plans. The Asset and Liability Committee oversees investment risk, including our exposure to interest rate risk. The Credit Policy Committee oversees risks associated with Xenith Bank’s lending and credit policies.

Attendance at Annual Meeting

We have not adopted a formal policy on Board members’ attendance at our annual meetings of shareholders, although all Board members are encouraged to attend. All of the members of the Xenith Bankshares Board of Directors who were directors at that time attended the annual meeting in 2010.

Committees of the Board of Directors

Xenith Bankshares’ Board of Directors established various committees to assist it with its responsibilities. These committees are described below.

Audit and Compliance Committee

Messrs. Hanley (Chairman), Felton and Merrick and Ms. Garson currently serve on the Audit and Compliance Committee. The Audit and Compliance Committee operates under a written charter adopted by the Board of Directors, which is available on our Internet website. See “Questions and Answers for Annual Meeting—Where can I find the corporate governance materials?” above. During 2010, the Audit and Compliance Committee met on six occasions. The Board of Directors has determined that all of the members of the Audit Committee are “independent” within the meaning of the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act, and the rules thereunder, as incorporated into the listing standing standards of the NASDAQ Stock Exchange, and the independence standards of our Corporate Governance Guidelines. The Board of Directors has further determined that each of the members of the Audit and Compliance Committee is financially literate as required by the NASDAQ listing standards and the rules promulgated by the SEC. The Board of Directors has also determined that Messrs. Hanley and Merrick are “audit committee financial experts,” as that term is defined in the rules promulgated by SEC under the Sarbanes-Oxley Act of 2002. For a description of the responsibilities of the Audit and Compliance Committee, see the Audit and Compliance Committees charter, which is available as described above, and “The Audit and Compliance Committee Report” on page 24 of this proxy statement.

Executive Committee

Messrs. McDonald (Chairman), Jones, Layfield, Merrick and Turner currently serve on the Executive Committee, which operates under a written charter adopted by the Board of Directors. The Executive Committee met once in 2010. The Executive Committee meets as needed and, subject to Virginia law, generally has the same powers as the Board of Directors in the management of business affairs between meetings of the Board of Directors, but does not have the authority to exercise all of the Board’s powers. The committee makes recommendations to the Board of Directors regarding matters important to overall management and strategic operation.

Credit Policy Committee

Messrs. Merrick (Chairman), Jackson, Jones, Layfield and McDonald currently serve on the Credit Policy Committee, which operates under a written charter adopted by the Board of Directors. The Credit Policy Committee met on 19 occasions during 2010. The Credit Policy Committee is responsible for establishing or approving, in conjunction with management, all major policies and procedures pertaining to our loan policy.

Asset and Liability Management Committee

Messrs. McDonald (Chairman), Felton, Layfield, Reed and Sisisky currently serve on the Asset and Liability Management Committee, which operates under a written charter adopted by the Board of Directors. During 2010, the Asset and Liability Management Committee met on four occasions. The principal responsibilities of this committee include overseeing Xenith Bank’s actions relating to interest rate and liquidity risks; reviewing management strategies for investment securities activities, deposit programs and lending initiatives; evaluating Xenith Bank’s liquidity position and considering the impact of anticipated changes in that position; and approving trading strategies and reviewing positions in securities. The Asset and Liability Management Committee is also responsible for Xenith Bank’s overall investment strategy and asset/liability and investment policy.

Governance and Compensation Committee

Ms. Garson (Chairman) and Messrs. McDonald, Sisisky and Turner currently serve on the Governance and Compensation Committee. The Governance and Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on our Internet website. See “Questions and Answers for Annual Meeting—Where can I find the corporate governance materials?” above. During 2010, the Governance and Compensation Committee met on five occasions. The Board of Directors has determined that all of the members of the Governance and Compensation Committee are (i) “independent” within the meaning of the listing standards of the NASDAQ Stock Exchange and the independence standards of our Corporate Governance Guidelines, (ii) “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and (iii) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Governance and Compensation Committee’s principal responsibilities are to identify individuals qualified to be directors consistent with criteria approved by the Board, and to recommend director nominees to the Board; recommend individuals to the Board to serve on each standing committee; ensure that the Audit and Compliance Committee and the Governance and Compensation Committee are comprised of directors who meet the independence standards applicable to those committees; oversee management continuity planning; lead the Board of Directors in its annual review of the Board’s performance; and take a leadership role in shaping our corporate governance.

In addition, the Governance and Compensation Committee is responsible for recommending to the Board of Directors the compensation of our executive officers, including our President and Chief Executive Officer, and reviewing our compensation, incentive compensation and equity-based plans, and administering and making awards under such plans. The committee is also responsible for performance evaluations of officers and for creating officer compensation plans.

Consideration of Director Nominees

Director Qualifications

The Board of Directors believes that directors should have a range of talents, skills and expertise sufficient to provide prudent guidance with respect to our operations and interests. The Corporate Governance Guidelines provide that at all times a majority of directors must be “independent directors” as defined by the NASDAQ listing standards and the specific independence requirements established by the Board. Each director also is expected to:

•	exhibit high standards of integrity, commitment and independence of thought and judgment;

•	use his or her skills and experiences to provide independent oversight to our business;

•	participate in a constructive and collegial manner;

•	be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively;

•	devote the time and effort necessary to learn our business; and

•	represent the long-term interests of all shareholders.

In addition, the Board of Directors has determined that the Board as a whole must have the right diversity of background, perspective and experience, including with respect to age, gender, race, place of residence and specialized experience, and mix of characteristics and skills for the optimal functioning of the Board in its oversight responsibilities. Specifically, the Board believes it should be comprised of persons with skills in areas such as:

•	strategic planning – knowledge of our business model, the formulation of corporate strategies, and knowledge of our key competitors and regional markets;

•	banking – significant experience in the banking industry in the Mid-Atlantic region and in our target markets particularly;

•	leadership and executive development – skills in training senior executives and the ability to assist the Chief Executive Officer in his development;

•	relationships – understanding how to interact with regulatory agencies, investors, financial analysts and the communities in which we operate; and

•	finance and audit – understanding of finance matters, financial statements and auditing procedures, and other technical expertise.

Identifying and Evaluating Nominees for Directors

The Governance and Compensation Committee Charter requires the Governance and Compensation Committee to assess the skill areas currently represented on the Board to determine the director nominees. In making this assessment, the Committee considers the skills that could improve the overall quality and ability of the Board to carry out its function. When evaluating the suitability of individuals for Board membership, the Governance and Compensation Committee takes into account many factors, including whether the individual has one or more of the skills listed above; whether the individual meets the requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a bank in today’s business environment; the individual’s understanding of our business and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. In the event vacancies are anticipated, or arise, candidates may come to the attention of the Governance and Compensation Committee through current Board members, professional search firms, shareholders or other persons. The Governance and Compensation Committee or a subcommittee may interview potential candidates to further assess their ability to serve as a director, as well as the qualifications possessed by the candidates. The Governance and Compensation

Committee then determines the best qualified candidates based on the established criteria and recommends those candidates to the Board for election. There are no differences in the manner in which the Governance and Compensation Committee evaluates director candidates based on whether the candidate is recommended by a shareholder.

Director Candidate Recommendations and Nominations by Shareholders

The Governance and Compensation Committee Charter provides that it will consider director candidate recommendations made by shareholders. Shareholders should submit any such recommendations to the Governance and Compensation Committee through the method described in “Questions and Answers for Annual Meeting—How do I communicate with the Board of Directors?” above. In addition, in accordance with our bylaws, any shareholder entitled to vote for the election of directors may nominate persons for election to the Board of Directors if such shareholder complies with the procedures set forth in the bylaws and summarized in “Shareholder Proposals” on page 27 of this proxy statement.

We did not use any third-party search firms to assist in identifying potential director candidates in 2010. The Governance and Compensation Committee did not receive any recommendations from any shareholders in connection with the 2011 annual meeting.

Compensation of Directors

Except for Mr. Hanley who received a grant of options in connection with his election to the Board of Directors, none of the members of the Board of Directors received any compensation for serving on the Board of Directors or any committee of the Board of Directors during the year ended December 31, 2010.

Mr. Hanley was elected to the Board of Directors on January 20, 2010. On February 1, 2010, in connection with his election to the Board of Directors, Mr. Hanley received a grant of options to purchase up to 5,000 shares of our common stock at an exercise price of $11.49 per share. These options have a 10-year term and vest in three equal installments on each anniversary of the date of grant. The grant date fair value of the options granted to Mr. Hanley is $9,500. This amount was computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 718, “Compensation—Stock Compensation.” For purposes of calculating this amount, we have used the same assumptions used for financial reporting purposes under generally accepted accounting principals. For a description of the assumptions we used, see Note 14 to our financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated herein by reference.

Prior to the merger of Xenith Corporation with and into First Bankshares, which was effective on December 22, 2009, referred to herein as the merger, each of Ms. Garson and Messrs. Jones, McDonald, Merrick, Reed and Sisisky, who were non-employee directors of Xenith Corporation and who became directors of Xenith Bankshares in connection with the merger, received a grant of options to purchase up to 5,000 shares of Xenith Corporation common stock at an exercise price of $10.00 per share. In the merger, these options were automatically converted into options to purchase 4,350 shares of our common stock based on an exchange ratio of .8700 shares of Xenith Bankshares common stock for each share of Xenith Corporation common stock, referred to herein as the exchange ratio, at an exercise price of $11.49 per share. All of these options have a 10-year term and vest in three equal installments on each anniversary of the completion of the merger.

The following table shows the aggregate number of option awards held by each of our non-employee directors as of December 31, 2010.

	Number of Option Awards
Name	Exercisable	Unexercisable
Larry E. Felton	9,020	—
Palmer P. Garson	1,450	2,900
Patrick D. Hanley	1,667	3,333
Peter C. Jackson	9,020	—
Brian D. Jones	1,450	2,900
Malcolm S. McDonald	1,450	2,900
Robert J. Merrick	1,450	2,900
Scott A. Reed	1,450	2,900
Mark B. Sisisky	1,450	2,900
James E. Turner, Jr.	9,020	—

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit and Compliance Committee is responsible for reviewing and overseeing related person transactions. Our Audit and Compliance Committee operates under a written charter, the relevant provisions of which require the committee to review any proposed related person transactions for potential conflict of interest situations. The Audit and Compliance Committee reviews each related person transaction on a case by case basis and approves only those related person transactions that it determines in good faith to be in the best interest of Xenith Bankshares.

For purposes of this policy, a “related person transaction” means any transaction in which we are to be a participant and the amount involved exceeds $120,000 and in which any related person will have a direct or indirect material interest. For purposes of this policy, a “related person” means any person who is a director, a nominee for director or an executive officer of Xenith Bankshares or Xenith Bank (or an immediate family member of such director, nominee for director or executive officer) or a beneficial owner of more than 5% of the outstanding shares of our common stock (or an immediate family member of such owner).

Lending Relationships with Insiders

Xenith Bank has ordinary lending relationships with certain directors and executive officers of Xenith Bankshares and Xenith Bank and persons with whom they are associated. In the opinion of management, all loans and commitments for loans that have been made to these individuals were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the same time for comparable transactions with persons not related to Xenith Bankshares or Xenith Bank. These loans and commitments were made in the ordinary course of business and do not involve more than a normal risk of collection or present other unfavorable features. Xenith Bank expects to have similar lending relationships in the future.

Both the directors and executive officers of Xenith Bankshares and Xenith Bank, and their related interests, have various types of lending relationships with Xenith Bank. As of December 31, 2010 and 2009, the total amount of loans outstanding to these individuals was $2.3 million and $1.8 million, respectively. New loans to executive officers and directors during the years ended December 31, 2010 and 2009 totaled $880 thousand and $654 thousand, respectively.

Deposits of directors and executive officers of Xenith Bankshares and Xenith Bank as of December 31, 2010 and 2009 amounted to $1.8 million and $1.3 million, respectively.

Relationship with BankCap Partners Fund

General

BankCap Partners Fund is a private equity fund that focuses on early stage banks across the United States. BankCap Partners Fund, through its wholly-owned subsidiary, BCP Fund I Virginia Holdings, LLC, referred to herein as BCP Fund LLC, purchased $35.0 million of Xenith Corporation common stock, constituting 73.6% of the shares sold in Xenith Corporation’s private offering of shares of its common stock on June 26, 2009. Following the completion of the merger in which each share of Xenith Corporation common stock was converted into .8700 shares of Xenith Bankshares common stock, as of February 28, 2011, BankCap Partners Fund was the beneficial owner of 3,436,500 shares of our common stock (including warrants to purchase 391,500 shares of our common stock at an exercise price of $11.49 per share, all of which warrants are currently exercisable), or 55.1% of the outstanding shares of our common stock.

BankCap Partners Fund is the sole member of BCP Fund LLC. The general partner of BankCap Partners Fund is BankCap Partners GP, L.P., or BankCap Partners GP. The general partner of BankCap Partners GP is BankCap Equity Fund, LLC, or BankCap LLC. Brian D. Jones and Scott A. Reed, each of whom serves on the Board of Directors, are the managers of BankCap LLC.

Investor Rights Agreement

Voting Agreement. Under the terms of the amended and restated investor rights agreement, dated as of December 23, 2010, referred to herein as the investor rights agreement, BankCap Partners Fund and all of the former directors and executive officers of Xenith Corporation who became directors and executive officers of Xenith Bankshares and who purchased shares of Xenith Corporation in its June 2009 private offering have agreed to vote their shares of Xenith Bankshares common stock in favor of (1) one designee of BankCap Partners Fund for election to the Board of Directors for so long as BankCap Partners Fund is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, referred to herein as the Bank Holding Company Act, with respect to Xenith Bankshares, and (2) one additional designee of BankCap Partners Fund for election to the Board of Directors for so long as BankCap Partners Fund and its affiliates own 25% or more of the outstanding shares of our voting capital stock. They have also agreed to vote their shares of our common stock in favor of (1) removing the designee of BankCap Partners Fund on the Board of Directors at the request of BankCap Partners Fund and the election to the Board of Directors of a substitute designee of BankCap Partners Fund, and (2) ensuring that any vacancy on the Board of Directors caused by resignation, removal or death of a BankCap Partners Fund designated director is filled in accordance with the agreement above.

Registration Rights. In addition, under the investor rights agreement, each shareholder who purchased shares of Xenith Corporation common stock in its June 2009 private offering has certain registration rights with respect to such shares. At any time after June 26, 2011, holders of our common stock who purchased 20% or more of the shares of Xenith Corporation common stock sold by Xenith Corporation in its June 2009 private offering, which were converted into shares of our common stock in the merger, referred to herein as institutional investors, and their permitted transferees, have the right to demand that we register for resale under the Securities Act of 1933, as amended, all or part of the shares of our common stock held by such institutional investor, subject to certain exceptions and conditions. If a demand for registration is made, we are obligated to notify all other holders of shares of our common stock who purchased shares of Xenith Corporation common stock in its June 2009 private offering of the demand for registration, and such holders will have the right, subject to certain exceptions and conditions, to join the proposed registration and resale. We are not obligated to effect more than three such registrations or more than one such registration in any consecutive nine-month period, and as between the institutional investors, BankCap Partners Fund has the sole and exclusive right to demand two such registrations and each other institutional investor has the sole and exclusive right to demand one such registration. BankCap Partners Fund is our only institutional investor and the only shareholder to receive such right.

In addition, under the investor rights agreement, at any time after June 26, 2011, the holders of our common stock that are a party to the investor rights agreement will have the right to participate, subject to certain exceptions and conditions, in any underwritten public offerings of our common stock that we undertake, referred to herein as piggy-back offering rights. These piggy-back offering rights may be limited if the managing underwriters advise us that in their opinion due to marketing factors the number of shares requested to be included in such registration exceeds the number which can reasonably be expected to be sold in the particular offering. For more information on the investor rights agreement.

Licensing and Administrative Support Agreement

In July 2008, Xenith Bank [In Organization] entered into a licensing and administrative support agreement with an affiliate of BankCap Partners Fund, referred to herein as the licensor, pursuant to which the licensor granted Xenith Bank [In Organization] a sublicense to use and otherwise access an extensive library of intellectual property that the licensor licenses from a third-party licensor. Xenith Corporation succeeded to the interests of Xenith Bank [In Organization]. We assumed the rights and obligations of Xenith Corporation under the licensing and administrative support agreement by operation of law at the effective time of the merger and immediately transferred all of our rights and interests under the licensing and administrative support agreement to Xenith Bank under an assignment and assumption agreement. Under the licensing and administrative support agreement, as amended, the licensor also provides certain administrative support services, including (1) ongoing support and administrative updates with respect to the licensed materials, (2) coordinating communications relating to bank management best practices, (3) financial modeling, peer group formation, analysis and benchmarking, (4) performing market research on significant intra-market competitors, and (5) providing input on capital raising strategies. The term of the sublicense is perpetual. The obligation of the licensor to provide administrative support services terminated in accordance with the terms of the agreement on December 22, 2010. Xenith Corporation paid the licensor a total fee of $600,000 for the license and administrative support services upon the completion of the merger.

In addition, upon the completion of the merger, Xenith Corporation reimbursed BankCap Partners Fund $197,300 for certain direct and adequately documented expenses it incurred on Xenith Corporation’s behalf during its organizational phase, including, but not limited to, legal, professional recruiting and travel expenses. Other than the payment of all expenses incident to the registration of shares under the investor rights agreement and the reimbursement of travel expenses incurred by Messrs. Jones and Reed who serve on the Board of Directors, which we provide to all of our non-employee directors, we have no other reimbursement obligations to BankCap Partners Fund.

SECTION 16(A)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that Xenith Bankshares’ directors, executive officers and persons who own more than 10% of our common stock file reports of beneficial ownership on Forms 3, 4 and 5 with the SEC. Based on a review of Forms 3, 4, and 5 filed during 2010, we believe that, during the year ended December 31, 2010, all directors and executive officers complied with the Section 16(a) reporting requirements, except that a Form 4 to report the acquisition of 1,000 shares of common stock by Mr. Hanley was filed late.

STOCK OWNERSHIP

Below is information on the beneficial ownership of our common stock as of February 28, 2011 by each director, each named executive officer and each person or group of affiliated persons who beneficially owns more than 5% of our common stock. The table also shows the beneficial ownership of all of our directors and executive officers as a group as of February 28, 2011. Unless otherwise noted below, each person named in the table has sole voting and sole investment power with respect to each of the shares reported as owned by such person.

Amount and Nature of Beneficial Ownership(1)

Name	Shares of Xenith Bankshares Common Stock		Exercisable Options and Warrants		Total	Percent of Class(2)
Directors and Named Executive Officers:
Wellington W. Cottrell, III	18,600		19,720		38,320	*
Ronald E. Davis	8,700	(3)	15,080		23,780	*
Larry L. Felton	28,885	(4)	9,020		37,905	*
Palmer P. Garson	30,100		4,060		34,160	*
Patrick D. Hanley	2,000		1,667		3,667	*
Peter C. Jackson	76,351	(5)	9,020		85,371	1.5%
Brian D. Jones	3,046,000	(6)	392,950	(7)	3,438,950	55.1%
T. Gaylon Layfield, III	89,000	(8)	92,800		181,800	3.1%
Malcolm S. McDonald	43,500		5,800		49,300	*
Robert J. Merrick	17,400		3,190		20,590	*
Thomas W. Osgood	43,500		46,400		89,900	1.5%
Scott A. Reed	3,045,600	(9)	392,950	(10)	3,438,550	55.1%
Mark B. Sisisky	34,800	(11)	4,930	(12)	39,730	*
James E. Turner, Jr.	71,480	(13)	9,020		80,500	1.4%
All of our directors and executive officers as a group (16 individuals)(14)	3,528,316		633,667		4,161,983	64.2%
Principal Shareholders:
BankCap Partners Fund(15)	3,045,000		391,500	(7)	3,436,500	55.1%
Voting Group:
Former Xenith Corporation Shareholder Voting Group(16)	3,349,600		604,940		3,954,540	61.3%

*	Represents less than 1% of total outstanding shares, including exercisable options and warrants.

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if (a) he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security or (b) he or she has the right to acquire beneficial ownership of the security within 60 days; provided, however, that beneficial ownership of securities that may be acquired within 60 days is not taken into account in calculating the beneficial ownership of any other shareholder. This includes shares which may be deemed beneficially owned by virtue of family relationships, joint ownership, voting power or investment power.
(2)	Based on 5,846,928 shares outstanding as of February 28, 2011.
(3)	Includes 8,155 shares held jointly with his spouse.
(4)	Includes 8,330 shares held jointly with his spouse.
(5)	Includes 46,768 shares held by Jackson Investments, LLC and 29,230 shares held by Jackson Family Investments, L.L.C., with respect to which Mr. Jackson shares investment and voting power.
(6)	Includes 1,000 shares held jointly by Mr. Jones with his spouse; and 3,045,000 shares held by BCP Fund LLC. Messrs. Jones and Reed share voting and investment power over the shares held by BCP Fund LLC. BankCap Partners Fund is the sole member of BCP Fund LLC. The general partner of BankCap Partners Fund is BankCap Partners GP. The general partner of BankCap Partners GP is BankCap LLC. Brian D. Jones and Scott A. Reed, each of whom serves on the Board of Directors, are the managers of BankCap LLC.
(7)	Includes options to purchase 1,450 shares held by Mr. Jones and warrants to purchase 391,500 shares held by BCP Fund LLC. Messrs. Jones and Reed share voting and investment power over the shares held by BCP Fund LLC.
(8)	Includes 62,250 shares held in trust for the benefit of Mr. Layfield’s children, for which Mr. Layfield serves as the trustee.
(9)	Includes 600 shares held by Mr. Reed and 3,045,000 shares held by BCP Fund LLC. See Note (6) above.
(10)	Includes options to purchase 1,450 shares held by Mr. Reed and warrants to purchase 391,500 shares held by BCP Fund LLC. See Note (7) above.
(11)	Includes 21,750 shares held by New Dominion of Virginia, LC, a Virginia limited liability company of which Mr. Sisisky is the manager. He has sole voting and investment power over the shares held by New Dominion of Virginia, LC.
(12)	Includes 2,175 warrants held by New Dominion of Virginia, LC. Mr. Sisisky has sole voting and investment power over the shares held by New Dominion of Virginia, LC.
(13)	Includes 34,043 shares held jointly with his spouse.
(14)	Messrs. Jones and Reed share voting and investment power over the shares held by BCP Fund LLC. This overlap in beneficial ownership has been eliminated in calculating the number of shares and percentage of the class held by our other directors, executive officers and other shareholders named in the table.
(15)	The business address of BCP Fund LLC is Suite 820, 2000 McKinney Avenue, Dallas, Texas 75201.
(16)	Under the terms of the investor rights agreement that each purchaser of shares of Xenith Corporation common stock in its June 2009 private offering was required to execute, BankCap Partners Fund and all of the former directors and executive officers of Xenith Corporation who became directors and executive officers of Xenith Bankshares and who purchased shares of Xenith Corporation in its private offering agreed to vote their shares of the our common stock in favor of (a) one designee of BankCap Partners Fund for election to the Board of Directors for so long as BankCap Partners Fund is a registered bank holding company under the Bank Holding Company Act with respect to us and (b) one additional designee of BankCap Partners Fund for election to the Board of Directors for so long as BankCap Partners Fund and its affiliates own 25% or more of the outstanding voting capital stock of Xenith Bankshares. They have also agreed to vote their shares of our common stock in favor of (1) removing the designee of BankCap Partners Fund on the Board of Directors at the request of BankCap Partners Fund and the election to the Board of Directors of a substitute designee of BankCap Partners Fund, and (2) ensuring that any vacancy on the Board of Directors caused by resignation, removal or death of a BankCap Partners Fund designated director is filled in accordance with the agreement above. The members of the former Xenith Corporation shareholder voting group include BankCap Partners Fund, Messrs. Jones, Layfield, McDonald, Merrick, Reed, Sisisky, Cottrell, Davis, O’Flaherty and Osgood and Ms. Garson. The address for the former Xenith Corporation shareholder voting group is One James Center, 901 East Cary Street, Suite 1700, Richmond, Virginia 23219.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the total compensation for the years ended December 31, 2010 and 2009 paid to or earned by all individuals serving as our Chief Executive Officer during the year ended December 31, 2010 and the next three most highly compensated executive officers serving as executive officers as of December 31, 2010. These individuals are referred to herein as the named executive officers.

2010 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
T. Gaylon Layfield, III	2010	260,000	—	—	260,000
President and Chief Executive Officer	2009	13,542	—	—	13,542
Thomas W. Osgood	2010	225,000	—	—	225,000
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer
Ronald E. Davis	2010	225,000	—	—	225,000
Executive Vice President and Corporate Secretary
Wellington W. Cottrell, III	2010	225,000	—	—	225,000
Executive Vice President

Executive compensation decisions are made by the Board of Directors based upon recommendations of the Governance and Compensation Committee of the Board of Directors. Under its charter, the Governance and Compensation Committee’s responsibilities include recommending to the Board of Directors the compensation of our executive officers, including our President and Chief Executive Officer, and reviewing our compensation, incentive compensation and equity-based plans, and administering and making awards under such plans. In connection with the merger, we assumed from Xenith Corporation individual employment agreements with certain executive officers, including Messrs. Layfield, Osgood, Davis and Cottrell, the material terms of which are described under “—Employment Agreements” below. With respect to these individuals, the Governance and Compensation Committee’s compensation decisions are based on compliance with the elements within the individual contracts. The Governance and Compensation Committee, however, retains the discretion to award compensation to these individuals that is in addition to that provided under the terms of the individual employment agreements. For 2010, the Governance and Compensation Committee did not award, and we did not pay, any additional compensation to these individuals.

2010 Outstanding Equity Awards as of Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised options held by the named executive officers as of December 31, 2010.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
T. Gaylon Layfield, III	23,200	46,400	—	11.49	12/22/2019
Thomas W. Osgood	11,600	23,200	—	11.49	12/22/2019
Ronald E. Davis	8,120	16,240	—	11.49	12/22/2019
Wellington W. Cottrell, III	5,800	11,600	—	11.49	12/22/2019

(1)	Xenith Bankshares did not grant any equity awards, including options to purchase shares of our common stock, to any of the named executive officers in 2010. None of the named executive officers exercised any stock options during 2010.
(2)	Prior to the merger, pursuant to their respective employment agreements, Messrs. Layfield, Osgood, Davis and Cottrell were granted options to purchase 80,000, 40,000, 28,000 and 20,000 shares of common stock of Xenith Corporation, respectively, at an exercise price of $10.00 per share. See “—Employment Agreements” below. In the merger, these options were automatically converted into options to purchase 69,600, 34,800, 24,360 and 17,400 shares of Xenith Bankshares common stock, respectively, based on the exchange ratio at an exercise price of $11.49 per share. These options have a 10-year term and vest in three equal installments on each anniversary of the completion of the merger.

Employment Agreements

On May 8, 2009, Xenith Corporation entered into employment agreements with Messrs. Layfield, Osgood, Davis and Cottrell. Xenith Bankshares assumed the rights and obligations of Xenith Corporation under these employment agreements by operation of law at the effective time of the merger and immediately transferred them to Xenith Bank under an assignment and assumption agreement.

Mr. Layfield’s Employment Agreement

The term of Mr. Layfield’s employment is for 24 months and began December 22, 2009. The term of Mr. Layfield’s employment will be extended for additional 12-month periods unless proper notice of termination of the employment agreement is given by either Xenith Bank or Mr. Layfield.

Under his employment agreement, Mr. Layfield will receive an initial base salary of $260,000 per year. In addition, he may receive incentive compensation awarded from time to time by the Governance and Compensation Committee of the Board of Directors and subject to any approval required by the Board of Directors, applicable laws and governing regulatory agencies or authorities, based on Xenith Bank’s attainment of performance goals established by the Board of Directors in consultation with the Governance and Compensation Committee. Mr. Layfield was also awarded under his employment agreement options to purchase an aggregate of 80,000 shares of Xenith Corporation common stock, with the grant of the option to purchase the first 50,000 shares, at an exercise price of $10.00 per share, effective on May 8, 2009, and the grant of the remaining 30,000 shares, at an exercise price of $10.00 per share, was effective on June 26, 2009. In the merger, these options were converted into options to purchase an aggregate of 69,600 shares of Xenith Bankshares common stock based on the exchange ratio at an exercise price of $11.49 per share. These options have a 10-year term and vest in three equal installments on each anniversary of the completion of the merger.

Additionally, as soon as practical after Xenith Bank achieves annual profitability, Mr. Layfield will be granted options to purchase 80,000 shares of our common stock, provided that annual profitability is obtained prior to the third anniversary of completion of the merger. For the purposes of Mr. Layfield’s employment agreement, “annual profitability” shall have been attained in the month in which Xenith Bankshares shall have achieved pre-tax profitability in accordance with accounting principals generally accepted in the United States, or GAAP, after giving effect to the costs of all options granted during the trailing 12 months, as determined by our board of directors. These options will (1) be granted at a price determined by our Governance and Compensation Committee in accordance with our Amended and Restated 2009 Stock Incentive Plan, (2) vest in three equal installments on each anniversary of the date that the merger was completed and (3) following their grant, become 100% vested if Mr. Layfield’s employment is terminated other than for cause either before or after a change of control. If Mr. Layfield’s employment is terminated for any reason prior to the achievement of annual profitability, he will not be entitled to receive these options.

Mr. Layfield will also receive other customary benefits such as participation in incentive, savings and retirement plans and benefits in the event of disability. If Mr. Layfield’s employment is terminated with cause, he will have no right to compensation or other benefits, with the exception of vested benefits under any employee benefit plan, after the termination for cause. If Mr. Layfield’s employment is terminated other than for cause and no change of control event has occurred, he (or his beneficiaries or estate in the case of his subsequent death), will receive a severance payment equal to the sum of (1) any incentive compensation paid to him during the 12 months preceding the termination of his employment under his employment agreement plus (2) the greater of (a) one year of his then-current base salary and (b) his then-current base salary that would have been paid over the remaining balance of the initial 24-month term, referred to herein as total compensation. Total compensation will be paid in 12 equal monthly installments beginning 30 days following the termination, and incentive compensation will be paid in a lump sum on the first day of the seventh month following the termination. Mr. Layfield will receive two times his total compensation if his employment is terminated other than for cause following a change of control to be paid in the same manner described above. Additionally, all options granted to Mr. Layfield to purchase shares of Xenith Bankshares common stock will become 100% vested following his termination other than for cause either before or after a change of control. During the period when Mr. Layfield and his eligible dependents will be entitled to continued health plan coverage pursuant to applicable law, referred to herein as COBRA coverage, we will reimburse Mr. Layfield on a monthly basis for any amounts he pays for his and his eligible dependents’ COBRA coverage. If Mr. Layfield’s right to COBRA coverage ends before the second anniversary of the event of Mr. Layfield’s termination, we will make cash payments to him on a monthly basis, beginning the month following the end of such coverage and ending 24 months after the termination of his employment, equal to the COBRA coverage monthly premium for the type and level of coverage provided to Mr. Layfield and his eligible dependents immediately prior to the cessation of the COBRA coverage. As a precondition to payment of severance, COBRA coverage and other payments, in all cases, Mr. Layfield will execute a full release and waiver of all known or unknown claims and causes of action he might have, have had or may have against us. The employment agreement also provides that, during his employment and for a period of 12 months following the termination of his employment, Mr. Layfield will be restricted from soliciting our customers or employees or otherwise competing with us.

Other Employment Agreements

The employment agreements with Messrs. Osgood, Davis and Cottrell contain terms substantially similar to those in Mr. Layfield’s employment agreement except as described below. Messrs. Osgood, Davis and Cottrell will each receive an initial base salary of $225,000. In addition, they were granted options to purchase 40,000, 28,000 and 20,000 shares of common stock of Xenith Corporation, respectively, at an exercise price of $10.00 per share, effective May 8, 2009. In the merger, these options were converted into options to purchase 34,800, 24,360 and 17,400 shares of our common stock, respectively, based on the exchange ratio at an exercise price of $11.49 per share. These options have a 10-year term and vest in three equal installments on each anniversary of the completion of the merger.

Additionally, as soon as practical after Xenith Bank achieves annual profitability, Messrs. Osgood, Davis and Cottrell will be granted options to purchase 40,000, 20,000 and 20,000 shares of our common stock, respectively, provided that annual profitability is obtained prior to the third anniversary of completion of the merger. For the purposes of Messrs. Osgood, Davis and Cottrell’s employment agreements, “annual profitability” shall have been attained in the month in which Xenith Bankshares shall have achieved pre-tax profitability in accordance with GAAP after giving effect to the costs of all options granted during the trailing 12 months, as determined by our board of directors. These options will (1) be granted at a price determined by our Governance and Compensation Committee in accordance with our Amended and Restated 2009 Stock Incentive Plan, (2) vest in three equal installments on each anniversary of the date that the merger was completed and (3) following their grant, become 100% vested if the executive’s employment is terminated other than for cause either before or after a change of control. If the executive’s employment is terminated for any reason prior to the achievement of annual profitability, he will not be entitled to receive these options.

THE AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee oversees the quality and integrity of Xenith Bankshares’ financial reporting processes and its systems of internal accounting controls. Management is responsible for our financial statements, including its system of internal accounting controls, and the independent registered public accounting firm is responsible for performing an independent audit of those financial statements. The Audit and Compliance Committee operates under a written charter that has been adopted by the Board of Directors.

The Audit and Compliance Committee has met and held discussions with management and Grant Thornton LLP, our independent registered public accounting firm, regarding Xenith Bankshares’ audited 2010 financial statements. Management represented to the Audit and Compliance Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit and Compliance Committee has reviewed and discussed the consolidated financial statements with management and Grant Thornton LLP.

The Audit and Compliance Committee has discussed with Grant Thornton LLP the matters required to be discussed under Public Company Accounting Oversight Board (or PCAOB) Standards, including those required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T. In addition, the Audit and Compliance Committee has received the written disclosures and the letter from Grant Thornton LLP relating to the independence of that firm as required by the applicable requirements of the PCAOB and has discussed with Grant Thornton LLP that firm’s independence from Xenith Bankshares.

In reliance upon the Audit and Compliance Committee’s discussions with management and Grant Thornton LLP, and the Audit and Compliance Committee’s review of the representations of management and the report of Grant Thornton LLP to the Audit and Compliance Committee, the Audit and Compliance Committee recommended that the Board include the audited consolidated financial statements in Xenith Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

AUDIT AND COMPLIANCE COMMITTEE

Patrick D. Hanley, Chairman

Larry L. Felton

Palmer P. Garson

Robert J. Merrick

Independent Registered Public Accounting Firm

Engagement of Witt Mares, PLC

The merger between First Bankshares and Xenith Corporation was treated as a “reverse acquisition” for accounting purposes. The SEC has released guidance that, unless the same independent accountant reported on the most recent financial statements of both the accounting acquirer (Xenith Corporation) and the acquired company (First Bankshares), a reverse acquisition results in a change in accountants. Prior to the completion of the merger, Xenith Corporation’s independent accountant was Ernst & Young, LLP, and First Bankshares’s independent accountant was Witt Mares, PLC.

On December 22, 2009, following the completion of the merger, we dismissed Ernst & Young, LLP as our independent accountant, upon the approval of the Audit and Compliance Committee. The audit report on the financial statements of Xenith Corporation for the period from February 19, 2008, its inception, to December 31, 2008 issued by Ernst & Young, LLP did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles, except that Ernst & Young, LLP’s report, dated April 27, 2009, contained an explanatory paragraph related to Xenith Corporation’s ability to continue as a going concern.

During the period from February 19, 2008, Xenith Corporation’s inception, to December 31, 2008 and the subsequent interim period from January 1, 2009 through December 22, 2009, (1) there were no disagreements between Xenith Corporation and Ernst & Young, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, LLP, would have caused Ernst & Young, LLP to make reference thereto in its report on Xenith Corporation’s financial statements for such periods, and (2) there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

On December 22, 2009, following the completion of the merger, our Audit and Compliance Committee approved the engagement of Witt Mares, PLC to audit our financial statements as of and for the fiscal year ending December 31, 2009.

During the period from February 19, 2008 (inception) to December 31, 2008 and the subsequent interim period from January 1, 2009 through December 22, 2009, Xenith Corporation did not consult Witt Mares, PLC in regards to Xenith Corporation’s financial statements, which were audited by Ernst & Young, LLP as its independent accountant, with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, (2) the type of audit opinion that might be rendered on Xenith Corporation’s financial statements or the type of audit opinion that might be rendered on Xenith Bankshares’ financial statements or (3) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

During First Bankshares’ fiscal years ended December 31, 2008 and 2007 and the subsequent interim period from January 1, 2009 through December 22, 2009, First Bankshares did consult Witt Mares, PLC in regards to First Bankshares’ financial statements, which were audited by Witt Mares, PLC as its independent accountant, with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, and (2) the type of audit opinion that was rendered on First Bankshares’ financial statements or might be rendered on First Bankshares’ financial statements. During such fiscal years and subsequent interim period, First Bankshares did not consult Witt Mares, PLC in regards to First Bankshares’ financial statements with respect to any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Engagement of Grant Thornton LLP

On April 2, 2010, we dismissed Witt Mares, PLC as our independent accountant, upon the approval of the Audit and Compliance Committee. The audit reports on our financial statements for the fiscal years ended December 31, 2009 and 2008 issued by Witt Mares, PLC did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2009 and 2008 and the subsequent interim period from January 1, 2010 through April 2, 2010, (1) there were no disagreements between us and Witt Mares, PLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Witt Mares, PLC, would have caused Witt Mares, PLC to make reference thereto in its report on our financial statements for such periods, and (2) there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

On April 2, 2010, our Audit and Compliance Committee approved the engagement of Grant Thornton LLP to audit our financial statements as of and for the fiscal year ending December 31, 2010.

During the fiscal years ended December 31, 2009 and 2008 and the subsequent interim period from January 1, 2010 through April 2, 2010, we did not consult Grant Thornton LLP in regards to our financial statements, which were audited by Witt Mares, PLC as our independent accountant, with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, (2) the type of audit opinion that might be rendered on our financial statements or (3) to any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees Billed by Independent Registered Public Accounting Firm

The following table presents the fees billed for professional audit services rendered by Witt Mares, PLC for the audit of Xenith Bankshares’ consolidated financial statements for the year ended December 31, 2009 and subsequent interim period from January 1, 2010 through April 2, 2010, and fees billed for other services rendered by Witt Mares, PLC during this period

	2010	2009
Audit fees(1)	—	$81,310
Audit related fees (2)	$3,850	26,443
Tax fees (3)	16,000	8,500
All other fees (4)	9,065	—

	$28,915	$116,253

(1)	For 2009, includes amounts billed through April 2, 2010.
(2)	For 2010, includes preparation of consent letter related to Form 10-K.
(3)	Tax fees consist of preparation of federal and state tax returns and consultation concerning compliance issues.
(4)	For 2010, includes review of registration statement on Form S-1, as amended, and preparation of consent letter.

The following table presents the fees billed for professional audit services rendered by Grant Thornton LLP for the audit of Xenith Bankshares’ consolidated financial statements for the year ended December 31, 2010 and fees billed for other services rendered by Grant Thornton LLP during this period.

2010
Audit fees (1)	$144,814
Audit related fees	—
Tax fees	—
All other fees (2)	36,688

$181,502

(1)	Includes amounts billed through December 31, 2010, and additional amounts to be billed for the 2010 audit.
(2)	Includes review of registration statement on Form S-1, as amended, and preparation of consent

All of the above services were pre-approved by the Audit and Compliance Committee. The Audit and Compliance Committee considers the provision of all of the above services to be compatible with maintaining the independence of our independent registered public accounting firm, Witt Mares, PLC and Grant Thornton LLP, as applicable.

Pre-Approval Policy

The Audit and Compliance Committee is responsible for the appointment, compensation and oversight of the work performed by our independent registered public accounting firm. The Audit and Compliance Committee, or a designated member of the Audit and Compliance Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent registered public accounting firm in order to assure that the provisions of such services do not impair the independent registered public accounting firm’s independence. The Audit and Compliance Committee has delegated interim pre-approval authority to Patrick D. Hanley, Chairman of the Audit and Compliance Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit and Compliance Committee at its next scheduled meeting. The Audit and Compliance Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit and Compliance Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and has further directed that management submit such appointment of Grant Thornton LLP for ratification by the shareholders at the annual meeting. We expect representatives of Grant Thornton LLP to be present at the meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of our Audit and Compliance Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. If our shareholders fail to ratify the appointment, our Audit and Compliance Committee will take such failure into consideration in future years. If our shareholders ratify the appointment, our Audit and Compliance Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in our best interests.

The Board recommends that you vote “FOR” the ratification of the appointment of Grant Thornton LLP as Xenith Bankshares’ independent registered public accounting firm for the fiscal year ending December 31, 2011.

SHAREHOLDER PROPOSALS

The regulations of the SEC require any shareholder wishing to make a proposal to be acted upon at the 2012 annual meeting of shareholders to present the proposal to Xenith Bankshares at One James Center, 901 East Cary Street, Suite 1700, Richmond, Virginia 23219, no later than December 7, 2011. Proposals should be directed to the attention of our Corporate Secretary. We will consider written proposals received by that date for inclusion in our proxy statement in accordance with regulations governing the solicitation of proxies.

Our bylaws provide that a Xenith Bankshares shareholder entitled to vote for the election of directors may nominate persons for election to the Board of Directors by delivering written notice to our Corporate Secretary. With respect to an election to be held at an annual meeting of shareholders, our bylaws will require that such notice generally must be delivered not later than the close of business on the 120th day prior to the anniversary of the immediately preceding year’s annual meeting.

•	The shareholder’s notice is required to include:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•

a representation that the shareholder is a holder of record of shares of Xenith Bankshares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

a description of all arrangements, understandings or relationships between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•

such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board of Directors and must include a consent signed by each such nominee to serve as a director of Xenith Bankshares if so elected;

•

a description (including the names of any counterparties) of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder and any other person on whose behalf the nomination is made, the effect or intent of which is to mitigate loss, manage risk or benefit resulting from share price changes of, or increase or decrease the voting power of the shareholder or any other person on whose behalf the nomination is made with respect to, shares of stock of Xenith Bankshares;

•

a description (including the names of any counterparties) of any agreement, arrangement or understanding with respect to such nomination between or among the shareholder or any other person on whose behalf the nomination is made and any of its affiliates or associates, and any others acting in concert with any of the foregoing; and

•

a representation that the shareholder will notify Xenith Bankshares in writing of any changes to the information provided pursuant to the items above that are in effect as of the record date for the relevant meeting.

In order for a shareholder to bring other business before an annual meeting of shareholders, timely notice will have to be delivered to our Corporate Secretary within the time limits described in the immediately preceding paragraph. The shareholder’s notice is required to contain as to each matter of business:

•

a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, with respect to such business, and the reasons for conducting such business at the meeting;

•	the name and address of record of the shareholder proposing such business;

•	the class and number of shares of our common stock that are beneficially owned by the shareholder;

•	any material interest of the shareholder in such business;

•

a description (including the names of any counterparties) of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder and any other person on whose behalf the nomination is made, the effect or intent of which is to mitigate loss, manage risk or benefit resulting from share price changes of, or increase or decrease the voting power of the shareholder or any other person on whose behalf the nomination is made with respect to, shares of stock of Xenith Bankshares;

•

a description (including the names of any counterparties) of any agreement, arrangement or understanding with respect to such nomination between or among the shareholder or any other person on whose behalf the nomination is made and any of its affiliates or associates, and any others acting in concert with any of the foregoing; and

•

a representation that the shareholder will notify us in writing of any changes to the information provided pursuant to the items above that are in effect as of the record date for the relevant meeting.

Because our 2011 annual meeting is to be held on May 5, 2011, written notice of a shareholder nomination for director for the 2012 annual meeting or other shareholder proposal to be acted on at the 2012 annual meeting will have to be delivered to our Corporate Secretary not later than the close of business on January 6, 2012. These requirements are separate from the requirements of the SEC that a shareholder must meet to have a proposal included in our proxy statement.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports

This proxy statement and our Annual Report on Form 10-K are available on our Internet website at as provided in “Important Notice Regarding Availability of Proxy Materials for Annual Meeting of Shareholders to be Held on May 5, 2011” above. Shareholders can elect to access future shareholder communications, including proxy statements and annual reports, over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce our printing and postage costs and the number of paper documents shareholders would otherwise receive. If you are a shareholder of record and you are interested in receiving future shareholder communications electronically rather than receiving paper copies, please follow the instructions provided over the Internet or by telephone, if you are voting your shares over the Internet or by telephone, or check the appropriate box and provide your e-mail address on your proxy card, as applicable. When future shareholder communications become available, you will receive an e-mail providing you directions on how to access and download the documents referenced in the e-mail. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying us otherwise at Corporate Secretary, Xenith Bankshares, One James Center, 901 East Cary Street, Suite 1700, Richmond, Virginia 23219. Beneficial owners whose shares are held in street name should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on how to elect to access future shareholder communications, including proxy statements and annual reports, over the Internet, if this option is provided by such institution. Paper copies of these documents may be requested by writing or by telephoning us as described under “Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Shareholders to be Held on May 5, 2011” on page 5 of this proxy statement.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single copy of the proxy statement and annual report to any household at which two or more shareholders of record of the same last name reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. We intend to take advantage of householding to deliver a single copy of future proxy statements and annual reports to any household at which two or more shareholders of record of the same last name reside at the same address. Shareholders will continue to receive a single copy of the proxy statement and annual report until a shareholder revokes his or her consent by notifying our Corporate Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting us as described above.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this proxy statement or the Annual Report on Form 10-K by contacting us as described above. Beneficial owners with the same address who receive more than one proxy statement and Annual Report on Form 10-K may request delivery of a single proxy statement and Annual Report on Form 10-K by contacting us as described under “Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Shareholders to be Held on May 5, 2011” on page 5 of this proxy statement.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the annual meeting other than as set forth in this proxy statement. However, if any other matters properly come before the annual meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in their discretion.

By Order of the Board of Directors

Ronald E. Davis, Corporate Secretary

REVOCABLE PROXY

XENITH BANKSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 5, 2011, 10:00 a.m., Eastern Daylight Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints T. Gaylon Layfield, III, Malcolm S. McDonald and Scott A. Reed, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as provided on the other side hereof and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Xenith Bankshares, Inc. to be held at The Commonwealth Club, 401 West Franklin Street, Richmond, Virginia, Thursday, May 5, 2011, at 10:00 a.m., Eastern Daylight Time, or at any adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR the election of directors and FOR Proposal No. 2.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE OR

COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, signed and dated, on the other side)

À                    FOLD AND DETACH HERE                    À

XENITH BANKSHARES, INC. — ANNUAL MEETING, MAY 5, 2011

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Via the Internet at http://www.rtcoproxy.com/6758 and follow the instructions.

or

2. Call toll free 1-(866) 804-3299 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

We encourage you to take advantage of Internet or telephone voting.

PLEASE SEE REVERSE SIDE FOR VOTING

INSTRUCTIONS

z					{
REVOCABLE PROXY
	X	PLEASE MARK VOTES AS IN THIS EXAMPLE	XENITH BANKSHARES, INC.	Annual Meeting of Shareholders MAY 5, 2011

		For	With- hold	For All Except		For	Against	Abstain
1.	Election of Directors	☐	☐	☐	2. The proposal to ratify the appointment of Grant Thornton LLP as the independent public accounting firm for the Company for the fiscal year ending December 31, 2011.	☐	☐	☐

Nominees:

(01) Larry L. Felton       (05) Brian D. Jones             (09) Scott A. Reed

(02) Palmer P. Garson (06) T. Gaylon Layfield, III    (10) Mark B. Sisisky

(03) Patrick D. Hanley  (07) Malcolm S. McDonald  (11) James E. Turner, Jr.

(04) Peter C. Jackson  (08) Robert J. Merrick

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS AVAILABLE

The Company provides its shareholder communications, including its annual reports, notices to shareholders of annual meetings and proxy statements, over the Internet. If you give your consent to access shareholder communications, including these documents, over the Internet, you will be advised when these documents become available on the Internet. Providing these documents over the Internet will reduce the Company’s printing and postage costs. Once you give your consent, it will remain in effect until you notify the Company that you wish to resume mail delivery of the annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents

Until contrary notice is given to the Company, I consent to access all future shareholder communications, including proxy statements and annual reports, issued by the Company over the Internet.	☐

E-mail Address

Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give their full title.
Mark here for address change and note change	☐

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

x		y
IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET OR TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW.

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

                                 ¿                                                                                                                                           ¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Internet; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Mail

An Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy card. Please note Internet and telephone votes must be cast prior to 3 a.m., EDT, May 5, 2011. It is not necessary to return this proxy card if you vote by Internet or telephone.

Vote by Internet	Vote by Telephone
anytime prior to	Call Toll-Free on a Touch-Tone Phone anytime prior to
3 a.m., EDT, May 5, 2011 go to	3 a.m., EDT, May 5, 2011:
http://www.rtcoproxy.com/6758	1-(866) 804-3299

Please note that the last vote received, whether by Internet, telephone or by mail, will be the vote counted.

Your vote is important!